EXHIBIT 23.2

CONSENT OF EXPERTS

February 12, 2007

SEC File # 333-128323

CONSENT OF FORMER INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our auditors’ report dated March 31, 2006 covering the audited financial statements of China Mobility Solutions, Inc. as at December 31, 2005 and for the two years ended December 31, 2005 included in the Registration Statement on Form SB-2 and related Prospectus of China Mobility Solutions, Inc. for the registration of shares of its common stock.

Yours very truly,
Moen and Company LLP

"Moen and Company LLP"